UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):    February 18, 2009

The Providence Service Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-34221	86-0845127
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5524 East Fourth Street, Tucson, Arizona		85711
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:    (520) 747-6600

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On February 18, 2009, The Providence Service Corporation (the “Company”) responded to a demand letter for access to the Company’s books and records that it had received on February 10, 2009 from an affiliate of Avalon Correctional Services, Inc. (“Avalon”) pursuant to Section 220 of the Delaware General Corporation Law, as amended (the “DGCL”). The demand letter is extremely broad in scope, and seeks access to various confidential information contained in the Company’s books and records (the “Demand for Books and Records”). In addition to alluding to a possible proxy contest to be brought by Avalon against the Company and including such proxy contest as one of the purposes for the demands made in the Demand for Books and Records, Avalon also includes a wide-ranging list of other purposes for requesting the information. The Demand for Books and Records provides no credible justification for the extraordinarily overbroad nature of the information being demanded. A copy of the Company’s response to the Demand for Books and Records is attached hereto as Exhibit 99.1, and is incorporated herein by reference in its entirety. Any description contained herein of such document is qualified in its entirety by reference to the complete text of such document attached hereto.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit	Description

99.1	Response of The Providence Service Corporation delivered on February 18, 2009 to an affiliate of Avalon Correctional Services, Inc. responding to its demand made on February 10, 2009 to inspect and copy various books and records of the Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE PROVIDENCE SERVICE CORPORATION

Dated: February 18, 2009	By:	/s/ Michael N. Deitch
	Name:	Michael N. Deitch
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description

99.1	Response of The Providence Service Corporation delivered on February 18, 2009 to an affiliate of Avalon Correctional Services, Inc. responding to its demand made on February 10, 2009 to inspect and copy various books and records of the Company.

4